UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_________________________
FORM 8-K/A-1
Amending Item 1.02 of Form 8-K filed January 14, 2010
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
January 14, 2010 (December 31, 2009)

QUANTUM SOLAR POWER CORP.
(Exact name of registrant as specified in its charter)

NEVADA	000-52686
(State or other jurisdiction of incorporation)	(Commission File No.)

3900 Paseo Del Sol
Santa Fe, New Mexico 87507
(Address of principal executive offices and Zip Code)

505-216-0725
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.02	TERMINATION OF A MATERIAL DEFINITE AGREEMENT

On December 16, 2009, we entered into an agreement with Canadian Integrated Optics (IOM) Limited, an Isle of Man corporation, as amended, wherein we agreed to purchase all of their solar cell technology in consideration of 71,500,000 restricted shares of common stock.  As part the transaction, Desmond Ross will return 47,000,000 shares of our common stock that he owns to treasury.

On December 31, 2009, we completed the foregoing agreement; 71,500,000 restricted shares of common stock were issued to Canadian Integrated Optics (IOM) Limited, an Isle of Man corporation; and, Desmond Ross returned 47,000,000 shares of our common stock that he owned to treasury.

Currently there are 141,800,000 shares of common stock outstanding.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated this 27th day of  January 2010.

QUANTUM SOLAR POWER CORP.

BY:	DARYL EHRMANTRAUT
Daryl Ehrmantraut , President